Exhibit 99.1

Japan Special Supplementary Budget (SSB) &

Initial Global Stimulus Orders for >$10M Received

1. **Japan Special Supplemental Budget (SSB) for Science and Technology:**

	JFY2008 Budget	JFY2008 1st Supplemental Budget	JFY2008 2nd Supplemental Budget	JFY2009 Budget	JFY2009 Supplemental Budget
S&T Total Budget	¥3,570.8 B $37.6 B	¥165.9 B $1.7 B	¥74.1 B $0.8 B	¥3,563.9 B $37.5 B	¥1,346.5 B $14.1 B

- 50% allocated to the Ministry of Culture, Sports, Science and Technology
- ¥300 billion (~$3 billion) for a Special Fund to be spent over the 5-year period from 2009-2013, at about $90M per project.

2. **Bruker Recently Received Initial Orders >$10M from Global Stimulus:**

- By end of August 2009, stimulus orders for >$10M have been booked in US, Japan and Europe (excluding previous >$12M Japan NPA order)
- Includes 5 system orders from Japan SSB for >¥300M (>$3M, excluding NPA)
- Additional significant NMR, MRI, EPR, X-ray crystallography, high-end mass spectrometry and other systems orders are expected from global stimulus funding in Q3 and Q4 of 2009, and into 2010

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